EXHIBIT 10.52

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


                         FINISHED GOODS SUPPLY AGREEMENT
                                 (REVLIMID(TM))

         This Finished Goods Supply Agreement (the "Agreement") dated this 8th day of September 2004 between Penn Pharmaceutical Services Limited, ("Penn") and Celgene Corporation, a Delaware corporation ("Celgene").

                                    RECITALS

         Whereas, Penn and Celgene desire to establish a relationship, pursuant to which Penn (or its appropriate Affiliates, as defined herein) will supply, and Celgene (or its appropriate Affiliates) will purchase, the Commercial Products, as defined herein.

         In consideration of the foregoing premise, and the mutual covenants and obligations set forth herein, Celgene and Penn hereby agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

         1.1. "AFFILIATE" shall mean, with respect to any party, any person or entity which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such party. A person or entity shall be deemed to control a corporation (or other entity) if such person or entity possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation (or other entity) whether through the ownership of voting securities, by contract or otherwise.

         1.2.     "API"   shall  mean  the  active   pharmaceutical   ingredient
lenalidomide, [3-(4'aminoisoindoline-l'-one)-1-piperidine-2,6-dione], Celgene's compound CC-5013.

         1.3. "BATCH" shall mean one (1) production lot of the Commercial Products as defined in Exhibit A.

         1.4. "BATCH RECORD" shall mean the document created as and after each Batch is manufactured that, if complete and accurate, reflects and incorporates all aspects of the Master Batch Formula, the Certificate of Analysis, and any MD Reports issued, with respect to such Batch.

         1.5. "CERTIFICATE OF ANALYSIS" shall mean a certificate issued by Penn stating that a Batch has been manufactured in accordance with the Master Batch Formula and stating the Test results.

         1.6.     "COMMERCIAL   PRODUCTS"   shall  mean  the   formulations   of
Revlimid(TM)   (lenalidomide)  in  capsule  form  for  oral   administration  as
identified in the NDA.


*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

         1.7. "CONFIDENTIAL INFORMATION" shall mean, with respect to a party, all information of any kind whatsoever (including without limitation, data, compilations, formulae, models, patent disclosures, procedures, processes, projections, protocols, results of experimentation and testing, specifications, strategies and techniques), and all tangible and intangible embodiments thereof of any kind whatsoever (including without limitation, apparatus, compositions, documents, drawings, machinery, patent applications, records and reports), which is disclosed by such party to the other party and is marked, identified as or otherwise acknowledged to be confidential at the time of disclosure to the other party. Notwithstanding the foregoing, Confidential Information of a party shall not include information which the other party can establish by written documentation (a) to have been publicly known prior to disclosure of such information by the disclosing party to the other party, (b) to have become publicly known, without fault on the part of the other party, subsequent to disclosure of such information by the disclosing party to the other party, (c) to have been received by the other party at any time from a source, other than the disclosing party, rightfully having possession of and the right to disclose such information, (d) to have been otherwise known by the other party prior to disclosure of such information by the disclosing party to the other party, or
(e) to have been independently developed by employees or agents of the other party without the use of such information disclosed by the disclosing party to the other party.

         1.8. "DMF" shall mean the Drug Master File that relates to the API and that Celgene shall maintain.

         1.9.     "FDA"   shall   mean   the   United   States   Food  and  Drug
Administration, and any successor agency thereto.

         1.10. "FFDCA" shall mean the United States Federal Food Drug and Cosmetic Act as amended from time to time.

         1.11.    "cGMPS"  shall  mean  current  Good  Manufacturing   Practices
promulgated by the FDA.

         1.12. "HAZARDOUS WASTE" shall mean all waste that is defined as hazardous by applicable federal, state, and local laws and regulations, to the extent that such waste arises out of Penn's Processing and Packaging of Commercial Products in accordance with this Agreement.

         1.13. "IN-PROCESS MATERIALS" shall mean the API and the Raw Materials with respect to a Batch during the time period beginning at the time Penn begins Processing Commercial Products in accordance with the Master Batch Formula and ending at the Penn Approval Date (as defined in clause 2.7.1. herein).

         1.14. "INTELLECTUAL PROPERTY" shall mean Celgene's and its Affiliates' rights existing as of the date hereof and as may be developed hereafter in and to all Confidential Information, proprietary information, trade secrets, patent rights, technology, know-how, developments, improvements, techniques, data, methods, processes, instructions, formulae, recipes, drawings and specifications necessary to manufacture and supply the Commercial Products hereunder.

                                       2

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

         1.15. "LABEL" OR "LABELING" shall mean (1) written, printed or graphic materials, as set forth in the Master Packaging Record or (2) the act of supplying written, printed or graphic materials, as set forth in the Master Packaging Record, including (i) upon the Commercial Product, (ii) upon any container or wrapper utilized with the Commercial Product, or (iii) accompanying the Commercial Product, including, without limitation, package outserts.

         1.16. "MD REPORT" or "MANUFACTURING DEVIATION REPORT" shall mean a report indicating any deviation from the Processing and Packaging procedures set forth in the Master Batch Record.

         1.17. "MASTER BATCH FORMULA" shall mean the document containing the formulas for API and Raw Materials and the description of the Process, as set forth in EXHIBIT A.

         1.18. "MASTER BATCH RECORD" shall mean the Master Batch Formula, Master Packaging Record and Specifications, as such may be amended by the parties pursuant to clause 2.3.1.

         1.19. "MASTER PACKAGING RECORD" shall mean the document containing the procedures and specifications for Packaging and Labeling, as set forth in EXHIBIT B.

         1.20.    "MSDS" shall mean the Material Safety Data Sheet for the API.

         1.21. "NDA" shall mean the New Drug Application for the Commercial Product to be filed with the FDA by Celgene, and any supplements thereto.

         1.22. "NON-CONFORMING BATCH" shall mean any Batch that does not comply with the Specifications or any batch processed in violation of cGMPs.

         1.23. "NON-HAZARDOUS WASTE" shall mean all rejected Commercial Product or In-Process Materials or waste arising out of Processing and/or Packaging, including without limitation, rejected or unusable Raw Materials or API, disposable manufacturing equipment (including filters used in Processing and Packaging), wash rinse, and previously used or discarded protective clothing, except to the extent that any of the foregoing is Hazardous Waste.

         1.24. "PACKAGE" or "PACKAGING" shall mean the procedures used in packing the Commercial Products into containers, bottles, cartons, shipping cases or any other like matter, or the materials thereof, as set forth in the Master Packaging Record.

         1.25. "PENN APPROVAL DATE" shall mean the date on which Penn's quality assurance department approves each Batch for shipment in compliance with the Master Batch Record.

         1.26. "PERSON" shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

         1.27. "PPI" shall mean the Producer Price Index for *** as published by the Office of National Statistics in the UK.

                                       3

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

         1.28. "PROCESS" or "PROCESSING" shall mean the pharmaceutical manufacturing procedures, or any part thereof, involved in manufacturing the Commercial Product from the API and Raw Materials as set forth in the Master Batch Formula.

         1.29. "RAW MATERIALS" shall mean the excipients necessary for Processing (exclusive of the API) as listed in the Master Batch Formula.

         1.30. "RAW MATERIAL COST" shall mean the cost of Raw Materials used to manufacture the Commercial Products, determined in accordance with generally accepted accounting principles and consistent with Penn's accounting practices for other manufactured products.

         1.31. "SPECIFICATIONS" shall mean the appropriate standards of identity, strength, quality and purity for the Raw Materials, API, In-Process Materials and Commercial Product, and the Tests thereof, as set forth in EXHIBIT C.

         1.32. "STORE" or "STORAGE" shall mean the warehousing of Commercial Products according to cGMP and other applicable U.S. laws and regulations subject to clause 2.7.1.

         1.33. "TEST" or "TESTING" shall mean the analytical procedures, as applicable, for Raw Materials, API, In-Process Materials and Commercial Product as set forth in the Specifications.

                                   ARTICLE 2
                        MANUFACTURE, SUPPLY AND PURCHASE

         2.1. LICENSE GRANT. Celgene hereby grants to Penn a non-exclusive license to use and practice the Intellectual Property solely to manufacture the Commercial Products for Celgene in accordance with the provisions of this Agreement. The Intellectual Property licensed hereunder is sufficient to allow Penn to perform its obligations hereunder. Except as provided in this clause 2.1, Penn acknowledges that it has no intellectual property rights in the Commercial Products or in the API.

         2.2. SUPPLY AND PURCHASE OBLIGATIONS. During the term of this Agreement, Penn shall manufacture and supply Commercial Products exclusively for Celgene. Celgene shall purchase a minimum *** percent (***) of its annual requirements of Commercial Products from Penn pursuant to clause 2.6.4 below and subject to clause 2.6.2 below unless Penn fails to supply conforming Commercial Products (subject to clause 2.6.3 below) for any two (2) out of four (4) consecutive calendar quarters. Upon the written request, and at the sole expense, of Penn, Celgene shall permit an independent certified public accounting firm, selected by Penn and reasonably acceptable to Celgene, to have access during normal business hours to such of the records of Celgene as may be reasonably necessary to verify that the Commercial Products supplied to Celgene pursuant to this Agreement represents at least *** percent (***) of Celgene's requirements during the preceding year.

         2.3.     MANUFACTURING PRACTICES.

                  2.3.1. MASTER BATCH RECORD. Penn shall Process, Test (unless Penn is requested by Celgene to conduct a full analysis), Package and Label the Commercial Products in conformity with the Master Batch Record. Unless otherwise required by law, Penn shall not

                                       4

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

make any changes to the Master Batch Record without prior written consent from Celgene, which consent shall not be unreasonably withheld. Celgene shall notify Penn in writing of any proposed changes to the Master Batch Record. Penn shall use reasonable commercial efforts to promptly implement changes directed by Celgene to the Master Batch Record at Celgene's sole expense, including, but not limited to, any required capital equipment expenditures. The Price (as defined in clause 3.1), shall be increased to incorporate the costs associated with any such changes to the Master Batch Record as applicable. Penn shall notify Celgene and obtain prior written approval (such approval shall not be unreasonably withheld) for any proposed changes related to the Commercial Product outside the Master Batch Record prior to their implementation by Penn.

                  2.3.2. REGULATORY COMPLIANCE. Penn shall manufacture the Commercial Products in accordance with cGMPs and all applicable U.S. federal laws and regulations.

                  2.3.3. TECHNICAL REQUIREMENTS. Penn shall comply with the technical requirements set forth on EXHIBIT D.

         2.4.     RAW MATERIALS, LABELING AND PACKAGING.

                  2.4.1. RAW MATERIALS. Penn shall purchase the Raw Materials necessary for manufacturing Commercial Products as specified in the Master Batch Formula from vendors mutually agreed to in writing by the parties, the cost of which shall be included in the Price.

                  2.4.2. LABELING AND PACKAGING. Penn shall acquire all Labeling and Packaging for the Commercial Products to the bulk stage and such Labeling and Packaging shall be in accordance with the Master Packaging Record, the cost of which shall be included in the Price. Penn shall afford Celgene the opportunity to approve, on a sample basis, and Celgene shall review and approve the Labels for the Commercial Products so as to assure that the labels conform to all applicable laws, rules, regulations and requirements of all appropriate regulatory authorities. Should Celgene desire or be required to make any change to any such Labels, Celgene shall revise and update all artwork and text associated with such change and provide such changes to Penn or its Affiliates. Penn shall make all commercially reasonable and necessary arrangements to print such changed Labels and shall provide printer's proofs to Celgene for review and approval. Celgene shall promptly provide Penn with any necessary corrections thereto or notify Penn of its approval of such proofs. Celgene shall reimburse Penn for the cost of preparing the printer's proofs, as well as all other costs associated with such new Labels including, but not limited to, reimbursement of costs relating to unusable or superseded Labels; provided, however, that Celgene shall not be responsible for any such costs that result from Penn's failure to act within commercially reasonable care and diligence.

         2.5.     API.

                  2.5.1. API DELIVERY. At least ninety (90) days prior to Celgene's first firm purchase order submitted under clause 2.6.4, Celgene shall identify the source of the API to Penn and shall furnish the API to Penn, free of charge, in such quantities as are necessary to enable Penn to manufacture the Commercial Products ordered. Celgene or its designee will ship to Penn the API released with a certificate of analysis for the API.

                                       5

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

                  2.5.2. API SEGREGATION. Penn shall keep all API segregated from other materials within its reasonable control so as to maintain the integrity of the substance and shall not allow any samples of the substance to be used or Tested by any party not under its direct supervisory control for any purposes. Penn shall perform only such Tests and analysis as it deems necessary for this Agreement and shall maintain the confidentiality of such Test results in compliance with clause 8 below. The API shall remain the property of Celgene until used by Penn in the Processing.

                  2.5.3. API VERIFICATION. Penn shall verify the quantity and quality of all API received by Penn according to the methods and procedures set forth in the Specifications within sixty (60) days of receipt by Penn of the API. Within such sixty (60) day period, Penn shall inform Celgene in writing of any discrepancies in the quantity and/or quality of the API received and the documents accompanying each shipment of the API.

                  2.5.4. TIMELY API DISCREPANCY. If Penn notifies Celgene of a discrepancy in the quantity or quality of the API within such sixty (60) day period, Celgene shall endeavor in good faith to ship additional API within the time period necessary for Penn to manufacture Commercial Product in accordance with the completion date for delivery of Commercial Product pursuant to the applicable purchase order. Penn shall not be liable to Celgene for any losses, liabilities or claims resulting directly or indirectly from the late delivery of API by Celgene.

                  2.5.5. LEGAL NOTICE OF DISCREPANCY; OR API DAMAGE. If Penn fails to inform Celgene of any discrepancy in the quantity or quality of the API within such sixty (60) day period or if there is damage to the API within the foregoing sixty (60) day period and Penn cannot demonstrate that such damage occurred prior to delivery to Penn or if any such damage is the result of Penn's failure to handle the API in accordance with the terms of this Agreement, then Penn shall (a) at Penn's option return the API to Celgene or dispose of same according to Celgene's instructions and (b) at Celgene's option, either (i) purchase from Celgene replacement API for a value equal to Celgene's then current API cost for the API that is lost, damaged or destroyed, or (ii) credit Celgene on it's next invoice for an amount equal to Celgene's then-current cost for such API.

                  2.5.6. OTHER API DAMAGE OR LOSS. Subject to Celgene notifying Penn of the replacement value of the API at or about the time Penn receives such item, Penn shall assume responsibility and liability for, and shall defend, indemnify and hold Celgene harmless from and against, any loss of or damage to the API while Penn has custody and control over the API, In-Process Materials and/or the finished Commercial Product. Such responsibility and liability shall commence upon Penn's receipt of the API at Penn's manufacturing facility and end upon the delivery of the Commercial Product to a common carrier at the manufacturing facility for shipment to Celgene. Without limiting the generality of the foregoing, lost or damaged API shall be disposed of and replaced or credited as provided in clause 2.5.5.

         2.6.     FORECASTS AND ORDERS.

                  2.6.1. FORECASTS. Beginning with the first full calendar quarter, not less than forty-five (45) days prior to the first day of each calendar quarter, Celgene shall prepare and provide Penn with a written forecast of the estimated Commercial Product requirements of

                                       6

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

Celgene and its Affiliates for each of the following four (4) calendar quarters. Without the prior written consent of Penn, Celgene shall not increase or decrease the quantity estimated for the first calendar quarter of each forecast by more than twenty-five percent (25%) from the quantity estimated for the second calendar quarter of the previous forecast.

                  2.6.2. PURCHASE REQUIREMENTS. Celgene shall be required to purchase not less than one hundred percent (100%) of the quantity of Commercial Product forecasted for such first calendar quarter in the most recent forecast under clause 2.6.1 above.

                  2.6.3. SUPPLY REQUIREMENTS. Each calendar quarter, Penn shall manufacture, supply and deliver to Celgene such quantities of Commercial Products as Celgene orders pursuant to clause 2.6.4 below, up to one hundred percent (100%) of the quantity forecasted for such calendar quarter in the most recent forecast under clause' 2.6.1 above. Penn shall use its commercially reasonable efforts to manufacture and supply to Celgene any quantities of Commercial Products as Celgene orders pursuant to clause 2.6.4 below, in excess of one hundred percent (100%) of the quantity forecasted for such calendar quarter in the most recent forecast under clause 2.6.1 above, provided that Celgene has furnished Penn with the necessary amount of API pursuant to clause
2.5.1 above to enable Penn to manufacture the additional quantity. If Penn becomes aware of any circumstances that may cause Penn to default in its obligation above to deliver such quantities of conforming Commercial Products as Celgene forecasted for any calendar quarter, Penn shall give Celgene prompt written notice describing such circumstances, together with a proposed course of action to remedy such failure; provided, however, that the provision of such notice shall not relieve Penn of its delivery obligations hereunder.

                  2.6.4. ORDERS. Celgene shall purchase Commercial Product hereunder by submitting firm purchase orders to Penn. Each purchase order shall be in writing in a form reasonably acceptable to Penn, and shall specify the Commercial Products ordered, the quantity ordered and the required delivery date therefor, which shall not be less than ninety (90) days after the date of such purchase order. The minimum size of any order for Commercial Products shall be a single Batch with larger orders being in whole number multiples of a Batch. In the event of a conflict between the terms and conditions of any purchase order and this Agreement, the terms and conditions of this Agreement shall prevail.

         2.7.     STORAGE, DELIVERY AND ACCEPTANCE.

                  2.7.1. STORAGE. Penn shall have no obligation to Store the Commercial Product and may ship the Commercial Product to Celgene immediately following the Penn Approval Date.

                  2.7.2. DELIVERY. All Commercial Products supplied under this Agreement shall be shipped F.O.B. Penn's place of manufacture. Celgene shall pay all freight, insurance charges, taxes (excluding Value Added Tax ("VAT")), import and export duties, inspection fees and other charges applicable to the sale and transport of Commercial Products purchased by Celgene hereunder. Title and risk of loss and damages to Commercial Products purchased by Celgene hereunder shall pass to Celgene upon delivery to Celgene's designated carrier. Penn shall provide a copy of a complete and accurate Batch Record to Celgene within five (5) business days following the Penn Approval Date for the applicable Batch of Commercial Products.

                                       7

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

                  2.7.3.   REJECTION AND CURE.

                           (i)      REJECTION.   The  Batch   Records  shall  be
accepted as complete and accurate unless Celgene notifies Penn in writing within thirty (30) days of delivery of Commercial Products that Celgene has determined that either the Commercial Products do not conform to the Specifications or that the Batch Records are not complete; provided, however, in the case of Commercial Product having latent defects, which upon diligent examination in accordance with all quality control testing procedures set out in the Specifications upon receipt could not have been discovered, Celgene must give notice to Penn within twenty (20) days after discovery of such defect, setting forth the specific basis for such rejection. Upon written notification by Celgene of a deficient Batch Record or Non-Conforming Batch, Penn shall review the specific basis for such rejection and upon acceptance of such rejection, Penn shall correct the deficiency to the Batch Record or replace the Non-Conforming Batch or non-conforming portion thereof within forty-five (45) business days with no additional cost to Celgene (subject to clause 2.7.3 (ii) below).

                           (ii)     DISPUTES.   If  prior  to  either  Celgene's
acceptance of the Batch Record, or Celgene's notification to Penn of latent defects, the parties disagree concerning whether the Commercial Product meets Specifications or whether the Batch Records are complete, either party may request, in writing, at any time, that an independent laboratory be used to determine whether the Commercial Product meets Specifications. Thereafter, the parties shall, within fourteen (14) days, promptly name a reputable and mutually acceptable independent laboratory (the "Laboratory") that has been or will be qualified for the appropriate testing method(s) set forth in the NDA and in the absence of agreement by the parties, the dispute shall be referred to the laboratory used by the Home Office Forensic Science Service from time to time. The Laboratory shall Test the Commercial Product for compliance with the Specifications, and such Test results obtained by the Laboratory shall be final and controlling.

                           (iii)    CURE. If the Laboratory  determines that the
Commercial Product meets Specifications, Celgene shall (1) pay to Penn the amount invoiced for such Commercial Product pursuant to clause 3.2 below, and all other expenses reasonably attributable or resulting from the Laboratory referral and (2) pay to the Laboratory the amount of the fees charged by the Laboratory for such Testing. If the Laboratory findings indicate that such sample fails to conform to the applicable Specifications, then Penn shall (a) replace each non-conforming shipment of Commercial Products, or the non-conforming portion thereof, with conforming Commercial Products as soon as reasonably practicable and in any event within forty-five (45) business days after receipt of the Laboratory findings with no additional cost to Celgene; (b) pay to the Laboratory the amount of the fees charged by the Laboratory for such Testing and all other expenses reasonably attributable or resulting from the Laboratory referral; and (c) reimburse Celgene for the required additional API necessary to manufacture conforming Commercial Product.

                  2.7.4. COVER. If Penn fails to timely deliver to Celgene the quantity of conforming Commercial Products that Celgene orders under any purchase order pursuant to clause 2.6.4 above (subject to clauses 2.6.3 and 2.7.3 above), after providing written notice to Penn, Celgene shall have the right to purchase substitute Commercial Products from a third party in substitution for the quantity of conforming Commercial Products which Penn failed to deliver

                                       8

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

hereunder. Penn shall reimburse Celgene within fourteen (14) days for the difference between the cost of obtaining such substitute Commercial Products (plus any commercially reasonable charges, expenses or commissions incurred by Celgene in connection with effecting cover, and any other reasonable expenses incident to such failure), less the price which would have been due to Penn for the like quantity of Commercial Products if supplied by Penn hereunder, provided always that Celgene shall be obliged to use its reasonable commercial efforts to purchase the substitute Commercial Products at the best price available in the open market and on the best commercial terms available. Any purchase by Celgene under this clause 2.7.4 shall be deemed a purchase from Penn for the purposes of calculating Celgene's annual purchase requirements hereunder.

                                   ARTICLE 3
                             PRICE AND PAYMENT TERMS

         3.1. PRICE. Celgene shall purchase from Penn all Commercial Products which are accepted pursuant to clause 2.6 above at a price equal to that quoted in Penn proposal number ***, per Batch, subject to clause 2.3.1 above, clause 3.2 below and the Technical Requirements in Exhibit D (the "Price"). On each anniversary of the date of first manufacture of Commercial Product, Penn may increase the Price based on the greater price increase of either PPI or Raw Material Cost during the preceding year. Such new Price shall be effective for all orders received by Penn after written notice of such increase by Penn to Celgene, such notice, showing in reasonably specific detail the calculation of such increase.

         3.2. INVOICING. Upon shipment of Commercial Products to Celgene, Penn shall submit invoices therefore to Celgene. Celgene shall pay each invoice in full within *** days after the date of Celgene's receipt of such invoice (subject to clause 2.7.3 above). Invoices will be issued in US Dollars whereby the conversion to US Dollars will be based upon the currency exchange rate that is prevailing on the day the invoice is issued as published in the Financial Times.

         3.3. SALES AND USE TAXES. Celgene shall be solely responsible for the payment of all federal, state, or local sales, use, excise or similar charge, or other tax assessment (other than that assessed against income, and VAT), assessed or charged on the sale of Commercial Products sold pursuant to this Agreement.

         3.4. AUDIT RIGHT. Upon the written request of Celgene and not more than once in each calendar year, Penn shall permit an independent certified public accounting firm, selected by Celgene and reasonably acceptable to Penn, to have access during normal business hours to such of the records of Penn as may be reasonably necessary to verify the accuracy of Penn's calculation of any price increase hereunder for any period ending not more than thirty-six (36) months prior to the date of such request. The accounting firm shall disclose to Celgene only whether the calculations are correct or not and the specific details concerning any discrepancies. If such accounting firm concludes that the price increase was overstated during the audited period, Penn shall reimburse Celgene for the amount overpaid by Celgene hereunder for such period within thirty (30) days of the date Celgene delivers to Penn such accounting firm's written report. The fees and expenses charged by such accounting firm shall be paid by Celgene; PROVIDED, HOWEVER, if the audit discloses that the price increase was overstated during the audited

                                       9

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

period by more than five percent (5%), then Penn shall pay the accounting firm's reasonable fees and expenses.

                                   ARTICLE 4
                       FURTHER OBLIGATIONS OF THE PARTIES

         4.1. REGULATORY CORRESPONDENCE. Penn and Celgene shall make available (or cause to be made available) to each other as soon as practicable (but in any event within five (5) days) of receipt of regulatory correspondence regarding regulatory letters, recalls, adverse experiences and all other regulatory correspondence bearing on the safety and efficacy of the Commercial Products which may concern chemistry, manufacturing and control (CMC) issues.

         4.2. PRODUCT INQUIRIES AND COMPLAINTS. Celgene will promptly submit to Penn all Commercial Product safety and efficacy inquiries, Commercial Product quality complaints and adverse drug event reports received by it which may concern CMC issues, together with all available evidence and other information relating thereto. Except as otherwise required by law or governmental regulation, Celgene will be responsible for investigating and responding to all such inquiries, complaints and adverse events regarding Commercial Product. It shall be the responsibility of Celgene to comply with all federal, state and local governmental reporting requirements regarding adverse drug events and Commercial Product quality matters, except where such events or matters are caused by acts or omissions of Penn, in which case Celgene may, consistent with applicable law and regulation, request Penn's assistance in such compliance. Celgene will forward a copy of FDA submissions concerning CMC issues within ten
(10) business days of submission.

         4.3. RECALL. In the event either party believes it may be necessary to conduct a recall, field correction, market withdrawal, stock recovery, or other similar action with respect to any Commercial Products which were sold by Penn or its Affiliates to Celgene or its Affiliates under this Agreement (a "Recall"), Penn and Celgene shall consult with each other as to how best to proceed, it being understood and agreed that the final decision as to any Recall of any Commercial Product shall be made by Celgene; provided, however, that Penn shall not be prohibited hereunder from taking any action that it is required to take by applicable law. Celgene shall bear all costs in connection with any such Recall; provided, however, that Penn shall reimburse Celgene for all reasonable out-of-pocket expenses incurred by Celgene in connection with any such Recall attributable to any negligence on the part of Penn or as a result a latent defect as set out in clause 2.7.3.

         4.4. RESPONSE TO COMPLAINTS AND/OR ADVERSE DRUG EVENTS. Pursuant to any reported complaint and/or adverse drug event, if the nature of the reported complaint and/or adverse drug event requires Testing, Penn will, at Celgene's reasonable request and expense, perform analytical Testing according to the Specifications of corresponding retention samples and provide the results thereto to Celgene as soon as reasonably practicable; PROVIDED, HOWEVER, Penn shall be responsible for the reasonable costs of such Testing and reporting to the FDA or any other governmental regulatory agency if it is determined that such reported complaint and/or adverse drug event is attributable to any negligence on the part of Penn or as a result of a latent defect as set out in clause 2.7.3.

                                       10

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

         4.5. ADDITIONAL WORK. If Celgene requires additional work from Penn related to the Commercial Products not specified herein, including, but not limited to, stability testing, such work, if accepted by Penn in its sole discretion, shall be accomplished on a purchase order basis and is beyond the scope of this Agreement.

                                   ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

         5.1. GENERAL WARRANTIES. Each party hereby represents and warrants to the other party as follows:

                  5.1.1. CORPORATE EXISTENCE. Such party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated.

                  5.1.2. AUTHORIZATION AND ENFORCEMENT OF OBLIGATIONS. Such party (a) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

                  5.1.3. CONSENTS. All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by such party in connection with its performance of this Agreement have been obtained.

                  5.1.4. NO CONFLICT. The execution and delivery of this Agreement and the performance of such party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations, and
(b) do not conflict with, or constitute a default under, any material contractual obligation of such party.

                  5.1.5. INSURANCE. Each party shall maintain comprehensive general liability insurance, including product liability insurance against claims regarding the manufacture of Commercial Products under this Agreement, in such amounts as it customarily maintains for similar products and activities. Each party shall maintain such insurance during the term of this Agreement and thereafter for so long as it customarily maintains insurance for itself for similar products and activities. Each party shall provide the other proof of such insurance upon the request of the other party from time to time, and give the other party at least thirty (30) days notice of any cancellation, termination  or  change  in  such  insurance.  Either  party  may  substitute  a self-insurance program on notice to the other party with information demonstrating to the reasonable satisfaction of the other party the adequacy of such program.

         5.2. PENN'S WARRANTIES. During the term of this Agreement, Penn hereby represents and warrants as follows:

                  5.2.1. MANUFACTURING METHODS. Penn shall Process, Test, Package and Label the Commercial Products in accordance with the Master Batch Record, and with any regulations

                                       11

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

applicable to the manufacture of the Commercial Product of the FDA and any other applicable U.S. regulatory agencies. The Commercial Product shall, at the time it is shipped to Celgene,

                           (i)      not be adulterated or misbranded  within the
meaning of the FFDCA or within the meaning of any applicable state or municipal law in which the definitions of adulteration and misbranding are substantially the same as those contained in the FFDCA;

                           (ii)     not be articles that may not,  under Section
505 of the FFDCA or any other provision of the FFDCA or any other applicable law, statute or regulation, be introduced into interstate commerce;

                           (iii)    have  been  manufactured,   processed,   and
packed in compliance with all requirements under the FFDCA (including drug establishment registration and applicable good manufacturing practice) or under any other applicable laws, rules, or regulations of the United States; and

                           (iv)     conform  to  the   Specifications   for  the
Commercial Products as documented on the Master Batch Record

                  5.2.2. REGULATORY COMPLIANCE. Penn shall comply in all material respects with any law, regulation, ordinance, order, injunction, decree or governmental requirement applicable to the manufacture of the Commercial Product, the handling of the Hazardous Waste prior to pick-up by the waste contractor, and the handling and disposal of the Non-Hazardous Waste.

                  5.2.3. LICENSING REQUIREMENTS. Penn shall maintain in effect all required governmental permits, licenses, orders, applications and approvals necessary for the Processing, Testing, Packaging, and Labeling and Penn shall Process, Test, Package and Label in accordance with all such permits, licenses, orders, applications and approvals.

                  5.2.4. PROMPT RESPONSE. Penn shall promptly respond to all reasonable inquiries from Celgene pertaining to the Commercial Product.

                  5.2.5.   PROMPT   DELIVERY.   Without   limiting   the   other
provisions of this Agreement, Penn shall use its commercially reasonable efforts at all times to minimize Commercial Product delivery time.

                  5.2.6. DISCLAIMER. PENN MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE COMMERCIAL PRODUCTS INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

         5.3. CELGENE'S WARRANTIES. During the term of this Agreement, Celgene hereby represents and warrants as follows:

                  5.3.1. API Integrity. The API shall, at the time it is shipped to Penn,

                                       12

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

                           (i)      not be adulterated or misbranded  within the
meaning of the FFDCA or within the meaning of any applicable state or municipal law in which the definitions of adulteration and misbranding are substantially the same as those contained in the FFDCA;

                           (ii)     not be articles that may not,  under Section
505 of the FFDCA or any other provision of the FFDCA or any other applicable law, statute or regulation, be introduced into interstate commerce;

                           (iii)    have  been  manufactured,   processed,   and
packed in compliance with all requirements under the FFDCA (including drug establishment registration and applicable good manufacturing practice) or under any other applicable laws, rules, or regulations of the United States; and

                           (iv)     conform to the Specifications for the API as
documented on the certificate of analysis included with each delivery of API.

                  5.3.2. PROMPT RESPONSE. Celgene shall promptly respond to all reasonable inquiries from Penn pertaining to the Commercial Products.

                  5.3.3.   REGULATORY   DOSSIERS.   Celgene   shall  assume  all
responsibility for maintaining the DMF, NDA, and any supplements thereto, including making additional filings with the FDA.

                  5.3.4. NECESSARY LICENSES. Celgene shall, at its own cost, obtain and maintain any and all Federal and state licenses with respect to the marketing, sale and distribution of the Commercial Products.

                                   ARTICLE 6
                          INDEMNIFICATION AND LIABILITY

         6.1. PENN'S INDEMNITY OBLIGATIONS. Subject to clauses 6.2 and 6.5 below, Penn shall indemnify and hold harmless Celgene, its Affiliates and their respective successors and permitted assigns (and the respective officers, directors, stockholders, partners and employees of each) (together the "Celgene Indemnitees") from and against any and all costs, losses, liabilities, claims, actions, proceedings, damages and expenses (including without limitation reasonable attorneys' fees and expenses) (herein "Damages") to the extent that such Damages relate to or arise (a) from the manufacture of the Commercial Products by Penn not in conformance with the Master Batch Record, (b) any breach by Penn or its Affiliates of this Agreement; or (c) any breach by Penn of any representation, warranty or obligation herein, provided however, Penn shall have no obligation to indemnify Celgene to the extent such Damages relate to Penn's use or any use by Penn's Affiliates of the Intellectual Property

         6.2. EXCLUSION OF LIABILITY. Subject to clause 6.4, neither party shall under any circumstances be liable for any indirect, special or consequential loss, or loss of anticipated profit or loss of profit howsoever arising whether in contract, tort (including negligence) or breach of statutory duty or otherwise except with respect to the indemnity obligations provided for under clauses 6.1 and 6.3 as they may relate to damages awarded and/or settlement monies paid to third

                                       13

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

parties in relation to death or personal injury claims asserted by such third parties ("Third Party Damages") arising out of negligence or willful misconduct and consequently, for the avoidance of doubt:

         nothing in this Agreement shall limit the type of Damages against which the Celgene Indemnitees are entitled to be indemnified and held harmless pursuant to clause 6.1 to the extent that such Damages comprise Third Party Damages caused by Penn's negligence or willful misconduct; and

         nothing in this Agreement shall limit the type of Damages against which the Penn Indemnitees are entitled to be indemnified and held harmless pursuant to clause 6.3 to the extent that such Damages comprise Third Party Damages caused by Celgene's negligence or willful misconduct.

         6.3. CELGENE'S INDEMNITY OBLIGATIONS. Celgene shall indemnify and hold harmless Penn, its Affiliates, and their respective successors and permitted assigns (and the respective officers, directors, stockholders, partners and employees of each) (together the "Penn Indemnitees") and keep the Penn Indemnitees indemnified against all Damages (including but not limited to any Damages arising out of claims, actions or litigation brought by third parties relating to the use of Intellectual Property by any Penn Indemnitee) in connection with or arising out of any use of any API or Commercial Products by any Penn Indemnitee, Celgene or any third party (which third party shall include but not be limited to permitted sub-contractors assigns and agents in addition to consumers and end-users) provided that this indemnity shall not operate to the extent that such Damages have arisen out of (a) the manufacture of the Commercial Products not in conformance with the Master Batch Record, or (b) any breach by any Penn Indemnitee of this Agreement, including any representation, warranty or obligation herein. Said "any use of any API or Commercial Products" with respect to any Penn Indemnitee shall mean any use that occurs in the course of performing under this Agreement.

         6.4. NO EXCLUSION. Notwithstanding any other provision of this Agreement neither party seeks to exclude liability for loss arising from death or personal injury caused by negligence or willful misconduct.

         6.5. LIMITATION OF LIABILITY. Subject to clause 6.4 the aggregate liability of Penn (whether in contract, tort (including negligence) or breach of statutory duty or otherwise) to Celgene for any Damages (whether asserted by Celgene or third parties) of whatever nature and however caused, other than any Third Party Damages, shall be limited to and in no circumstances shall exceed the greater of:

         two times the Price paid to Penn for the Commercial Products from which such damage flowed; or

         in relation to a bona fide claim brought against Penn for which Penn has insurance, monies recovered by Penn from its insurers; or

                                       14

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

         in relation to a bona fide claim brought against Penn for which Penn has insurance, monies which would have been recovered by Penn from its insurers had Penn taken all appropriate steps in a timely manner to make a claim under any relevant insurance policy.

         6.6.     PROCEDURES.  A party (the  "indemnitee") that intends to claim indemnification under this clause 6 shall notify the other party (the "indemnitor") promptly in writing of any action, claim or liability in respect of which the indemnitee believes it is entitled to claim indemnification, provided that the failure to give timely notice to the indemnitor shall not release the indemnitor from any liability to the indemnitee except to the extent the indemnitor is prejudiced thereby. The indemnitor shall have the right, by notice to the indemnitee, to assume the defense of any such action or claim within the fifteen (15) day period after the indemnitor's receipt of notice of any action or claim with counsel of the indemnitor's choice and at the sole cost of the indemnitor. If the indemnitor so assumes such defense, the indemnitee may participate therein through counsel of its choice, but at the sole cost of the indemnitee; PROVIDED, HOWEVER, that the indemnitor shall be obligated to pay fees and expenses of such indemnitee's counsel if representation of the indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between the indemnitee and any other party represented by such counsel in the investigation and defense of any such action, claim or liability. The party not assuming the defense of any such claim shall render all reasonable assistance to the party assuming such defense, and all reasonable out-of-pocket costs of such assistance shall be for the account of the indemnitor. No such claim shall be settled other than by the party defending the same, and then only with the consent of the other party which shall not be unreasonably withheld; provided that the indemnitee shall have no obligation to consent to any settlement of any such action or claim which imposes on the indemnitee any liability or obligation which cannot be assumed and performed in full by the indemnitor, and the indemnitee shall have no right to withhold its consent to any settlement of any such action or claim if the settlement involves only the payment of money by the indemnitor or its insurer.

         6.7. LIMITATIONS ON INDEMNIFICATION. Notwithstanding any contrary provision herein, including, but not limited to, clause 6.3 above, neither party shall be entitled to indemnification with respect to any claim or suit to the extent such claim or suit results from (1) its own or any of its Indemnitee's gross negligence or (2) willful misconduct on its or any of its Indemnitee's part

                                   ARTICLE 7
                        RELATIONSHIP BETWEEN THE PARTIES

         7.1. INDEPENDENT CONTRACTOR. The relationship between Penn and Celgene is solely that of seller and buyer, it being understood that each party is acting as an independent contractor for its own account and this Agreement does not establish a joint venture, agency, partnership or employer/employee relationship between the parties. Neither party shall have authority to conclude contracts or otherwise to act for or bind the other party in any manner, whatsoever, as agent or otherwise. Any and all contracts and agreements entered into by either party shall be for that party's sole account and risk and shall not bind the other party in any respect.

                                       15

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

                                   ARTICLE 8
                      CONFIDENTIALITY AND PUBLIC DISCLOSURE

         8.1. CONFIDENTIALITY. Except for literature and information intended for disclosure to customers, and except as may be required to obtain government approval to manufacture, sell or use the Commercial Products, each party will treat as confidential the Confidential Information, and will take all necessary precautions to assure the confidentiality of such information. Each party agrees to return to the other party upon the expiration or termination of this Agreement all Confidential Information acquired from such other party, except as to such information it may be required to retain under applicable law or regulation, and except for one (1) copy of such information to be retained by such party's legal department solely to monitor compliance hereunder. Neither party shall, during the period of this Agreement or for five (5) years thereafter, without the other party's express prior written consent use or disclose any such Confidential Information for any purpose other than to carry out its obligations hereunder. Each party, prior to disclosure of such Confidential Information to any employee, consultant or advisor shall ensure that such person is bound in writing to observe the confidentiality provisions of this Agreement. The obligations of confidentiality shall not apply to information that the receiving party is required by law or regulation to disclose, provided however that the receiving party shall so notify the disclosing party of its intent and cooperate with the disclosing party on reasonable measures to protect the confidentiality of the information.

         8.2. PUBLIC DISCLOSURE. Except for such disclosure as is deemed necessary, in the reasonable judgment of a party, to comply with applicable laws, no announcement, news release, public statement, publication, or presentation relating to the existence of this Agreement, the subject matter hereof, or either party's performance hereunder will be made without the other party's prior written approval, which approval shall not be unreasonably withheld or delayed.

                                   ARTICLE 9
                              TERM AND TERMINATION

         9.1. TERM. Unless terminated earlier pursuant to clause 9.2 below, the initial term of this Agreement shall expire on the date *** years after the date hereof; PROVIDED, HOWEVER, that the term of this Agreement shall be automatically extended for up to *** successive additional terms of *** thereafter unless either party gives to the other not less than *** written notice of termination prior to the expiration of the initial term, or any additional term, of this Agreement.

         9.2.     TERMINATION.

                  9.2.1. BY EITHER PARTY. A party shall have the right to terminate this Agreement, upon or after the breach of any material provision of this Agreement by the other party if the other party has not cured such breach within thirty (30) days (or ten (10) days in event of a payment default) after receipt of written notice thereof from the non-breaching party describing such breach in reasonable detail.

                  9.2.2. BY CELGENE. Celgene shall have the right to terminate this Agreement, on sixty (60) days written notice to Penn, if Penn fails to deliver to Celgene such quantities of

                                       16

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

conforming Commercial Products as Celgene orders pursuant to clause 2.6.4 above (subject to clause 2.6.3 above) for any two (2) out of four (4) consecutive calendar quarters.

                  9.2.3. EFFECT OF EXPIRATION AND TERMINATION. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. The provisions of clauses 2.5.5, 2.5.6, 2.7.3, 2.7.4, 3.4, 4.3, 4.4, 5.1.5, 5.2.4, 5.3.2 and 9.2.3 and
Articles 6, 8 and 10 shall survive any expiration or termination of this Agreement. Upon termination or expiration, each party shall immediately deliver to the other (and cause each of its employees, agents and representatives to so deliver), at such party's expense, all Confidential Information of the other party, including without limitation any and all copies, duplications, summaries and/or notes thereof or derived therefrom, regardless of the format, except as to such information it may be required to retain under applicable law or regulation, and except for one (1) copy of such information to be retained by such party's legal department solely to monitor compliance hereunder. The following purchase obligations shall survive Termination under this clause 9.2:

                           (i)      In  the  event  that  Penn  terminates  this
Agreement pursuant to clause 9.2.1 (Celgene's breach), Celgene shall purchase Penn's inventory of Raw Materials, Packaging, Labeling, In-Process Materials and Commercial Products that conform to the Master Batch Record at the prices paid by Penn for such items, as reasonably documented by Penn.

                                   ARTICLE 10
                                  MISCELLANEOUS

         10.1. FORCE MAJEURE. Neither party shall incur any liability to the other to the extent that it is delayed in the performance of its obligations hereunder solely by force majeure. For the purpose of this Agreement "force majeure" shall mean any cause of delay beyond the reasonable control of the party liable to perform unless conclusive evidence to the contrary is provided and shall include but not be limited to strikes, lockouts, industrial disturbance, riots, sabotage, act of war or piracy, destruction of essential equipment by fire, explosion, storm, flood, earthquake, or delay caused by failure of power supplies or transport facilities, inability to obtain materials (that is beyond Penn's control) or government action including but not limited to priorities and quotas.

         10.2. NOTICES. All notices or other communications given pursuant hereto by one party hereto to the other party shall be in writing and deemed given (a) when delivered by messenger, (b) when sent by telecopier, (with receipt confirmed), (c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), or (d) five days after being mailed in the U.S., first-class postage prepaid, registered or certified, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other party):

         If to Penn, to it at:

         Penn Pharmaceutical Services Ltd
         Unit 23 & 24
         Tafarnaubach Industrial Estate

                                       17

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

         Tredegar,
         Gwent
         NP22 3AA
         Attention: ***
         Telecopier: +44 1495 713616

         with a copy to:

         Addleshaw Goddard
         100 Barbirolli Square
         Manchester,
         M2 3AB
         Attention: ***
         Telecopier No.: +44 161 934 6060

         If to Celgene, to it at:

         Celgene Corporation
         7 Powder Horn Drive
         Warren, NJ 07059
         Attention: Chief Operating Officer
         Telecopier No.: (732) 271-4184

         with a copy to:

         Proskauer Rose, LLP
         1585 Broadway
         New York, NY 10036
         Attention: ***
         Telecopier No.: (212) 969-2900

         10.3. ASSIGNMENT. Neither party shall assign or transfer this Agreement to any Person, in whole or in part, provided that, each party may assign or transfer this Agreement to any Affiliate or to any successor by merger of such party or its pharmaceutical business to which this Agreement relates, or upon a sale of all or substantially all of such parties assets, or the assets of its pharmaceutical business to which this Agreement relates, without the prior written consent of the other party hereto (not to be unreasonably withheld or delayed). All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

         10.4. SEVERABILITY. If any portion of this Agreement is held invalid by a court of competent jurisdiction, such portion shall be deemed to be of no force and effect and the Agreement shall be construed as if such portion had not been included herein, provided however, if the deletion of such provision materially impairs the commercial value of this Agreement to either party, the parties shall attempt to renegotiate such provision in good faith.

                                       18

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

         10.5. ENTIRE AGREEMENT. This Agreement and all Exhibits attached hereto contain the sole and entire agreement and understanding of the parties hereto and their respective Affiliates and representatives related to the subject matter hereof and supersede all oral or written agreements concerning the subject matter made prior to the date of this Agreement.

         10.6. AMENDMENT: WAIVER. This Agreement cannot be amended, changed, modified or supplemented orally, and no amendment, change, modification or supplement of this Agreement shall be recognized nor have any effect, unless the writing in which it is set forth is signed by Penn and Celgene, nor shall any waiver of any of the provisions of this Agreement be effective unless in writing and signed by the party to be charged therewith. The failure of either party to enforce, at any time, or for any period of time, any provision hereof or the failure of either party to exercise any option herein shall not be construed as a waiver of such provision or option and shall in no way affect that party's right to enforce such provision or exercise such option. No waiver of any provision hereof shall be deemed to be, or shall constitute, a waiver of any other provision, or with respect to any succeeding breach of the same provision.

         10.7. GOVERNING LAW, DISPUTE RESOLUTION, ARBITRATION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey and the United States, as though made and to be fully performed therein without regard to conflicts of laws principles thereof.

         The parties shall initially attempt in good faith to resolve any significant controversy, claim, allegation of breach or dispute arising out of or relating to this Agreement (hereinafter collectively referred to as a "Dispute") through negotiations between senior executives of Celgene and Penn. If the Dispute is not resolved within thirty (30) days (or such other period of time mutually agreed upon by the parties) of notice of the Dispute (the "Executive Resolution Period"), then the parties agree to submit the Dispute to arbitration as provided herein. Unless otherwise mutually agreed by the parties, only if the Dispute is not resolved through negotiations as set forth herein, may a party resort to arbitration.

         All Disputes relating in any way to this Agreement shall be resolved exclusively through arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association as then in effect. In the event either party demands arbitration, it shall do so within thirty (30) days after the expiration of the Executive Resolution Period (or any mutually agreed extension) and shall include a request that such arbitration be held within thirty (30) days of such demand. The arbitration hearing shall be held as soon as practicable. The arbitration hearing shall be held in Chicago, Illinois and shall be before a single arbitrator selected by the parties in accordance with the Commercial Arbitration Rules of the American Arbitration Association pursuant to its rules on selection of arbitrators. The arbitrator shall render a formal, binding, non-appealable resolution and award on each issue as expeditiously as possible but not more than ten (10) business days after the hearing. In any arbitration, the prevailing party shall be entitled to reimbursement of its reasonable attorneys' fees and the parties shall use all reasonable efforts to keep arbitration costs to a minimum.

         10.8. SINGULAR AND PLURAL FORMS. The use herein of the singular form shall also denote the plural form, and the use herein of the plural form shall denote the singular form, as in each case the context may require.

                                       19

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

         10.9. HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not constitute a part hereof or define, limit or otherwise affect the meaning of any of the terms or provisions hereof.

         10.10. NO THIRD PARTY BENEFICIARIES. Except as expressly set forth herein, this Agreement shall not create, or be construed to create, any rights enforceable by any Person not a party to this Agreement.

         10.11.   COUNTERPARTS.   This  Agreement  maybe  executed  in  two  (2)
counterparts, each of which shall be deemed an original, but both of which, when taken together, shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

                                       20

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                           PENN PHARMACEUTICAL SERVICES LTD



                           By:   ***
                              --------------------------------------------------

                           Name: ***
                                 -----------------------------------------------

                           Title: ***
                                  ----------------------------------------------



                           CELGENE CORPORATION



                           By:   ***
                              --------------------------------------------------

                           Name: ***
                                 -----------------------------------------------

                           Title: ***
                                  ----------------------------------------------

                                       21

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.\